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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------         ---------------------------------------------------------------
                                   GIVE THE                                                     GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:          SOCIAL SECURITY           FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION
                                   NUMBER OF --                                                 NUMBER OF --

----------------------------------------------------         ---------------------------------------------------------------
1. An individual's account          The individual            9. A valid trust, estate or        The legal entity (Do not
2. Two or more individuals (joint   The actual owner of the      pension trust                   furnish the identifying
   account)                         account or, if combined                                      number of the personal
                                    funds, any one of the                                        representative or
                                    individuals(1)                                               trustee unless the legal
3. Husband and wife (joint          The actual owner of the                                      entity itself is not
   account)                         account or, if joint                                         designated in the
                                    funds, either person(1)                                      account title.)(5)
4. Custodian account of a minor     The minor(2)             10. Corporate account               The corporation
   (Uniform Gift to Minors Act)                              11. Religious, charitable, or       The organization
5. Adult and minor (joint account)  The adult, or if the         educational organization
                                    minor is the only            account
                                    contributor, the         12. Partnership                     The partnership
                                    minor(1)                 13. Association, club or other      The organization
6. Account in the name of guardian  The ward, minor or           tax-exempt organization
   or committee for a designated    incompetent person(3)    14. A broker or registered nominee  The broker or nominee
   ward, minor or incompetent                                15. Account with the Department of  The public entity
   person                                                        Agriculture in the name of a
7. a. The usual revocable savings   The grantor- trustee(1)      public entity (such as a State
      trust account (grantor is                                  or local government, school
      also trustee)                                              district or prison) that
   b. So-called trust account that  The actual owner(4)          receives agricultural program
      is not a legal or valid                                    payments
      trust under State law
8. Sole proprietorship account      The owner(4)
----------------------------------------------------         ---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use your Social Security Number or your Employer Identification Number.
(5) List first and circle the name of the legal trust, estate or pension trust. NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals) or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    A corporation.

    A financial institution.

   An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), or an individual retirement plan.

   The United States or any agency or instrumentality thereof.

   A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

   An international organization or any agency, or instrumentality thereof.

   A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    A real estate investment trust.

   A common trust fund operated by a bank under section 584(a) of the Code.

   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

   An entity registered at all times under the Investment Company Act of 1940.

    A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   Payments to nonresident aliens subject to withholding under section 1441 of the Code.

   Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

   Payments of patronage dividends where the amount received is not paid in money.

    Payments made by certain foreign organizations.

    Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

   Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

   Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

   Payments described in section 6049(b)(5) of the Code to non-resident aliens.

   Payments on tax-free covenant bonds under section 1451 of the Code.

   Payments made by certain foreign organizations.

   Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding.
FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS)

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see section 6041, 6041A(a), 6042, 6045, 6050A, and 6050N of the Code, and the regulations promulgated therein.

PRIVACY ACT NOTICE. -- Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.


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